UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2005

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At a regularly scheduled meeting on March 24, 2005, the Board of Directors of Cisco Systems, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Rights Agreement dated as of June 10, 1998 (as amended on July 27, 2000 and November 13, 2001, the “Rights Agreement”) to advance the Final Expiration Date of the Rights under the Company’s shareholder rights plan pursuant to the Rights Agreement from the close of business on June 10, 2008 to March 28, 2005, effectively terminating the shareholder rights plan as of the close of business on March 28, 2005. The Company and EquiServe Trust Company, N.A. entered into the Amendment, which is attached hereto as Exhibit 4.4, as of March 28, 2005.

Item 3.03. Material Modification to Rights of Securities Holders.

See the information set forth under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Document

4.4	Third Amendment to the Rights Agreement and Certification of Compliance with Section 27 Thereof as of March 28, 2005, by and among Cisco Systems, Inc. and EquiServe Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: March 30, 2005	By:	/s/ Betsy Rafael
	Name: Title:	Betsy Rafael Vice President, Corporate Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

4.4	Third Amendment to the Rights Agreement and Certification of Compliance with Section 27 Thereof dated as of March 28, 2005, by and among Cisco Systems, Inc. and EquiServe Trust Company, N.A.